Vertica Software\Form S-8


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             Vertica Software, Inc.
             (Exact name of registrant as specified in its charter)

                 Colorado                               93119272
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)


                              5801 Christie Avenue
                                    Suite 390
                          Emeryville, California 94608


                           2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                                   Hans Nehme
                              5801 Christie Avenue,
                                    Suite 390
                          Emeryville, California 94608
                                 (510) 595-3333
     (Name, Address, and Telephone number, including area code, of agent for service)

     In addition, Pursuant to Rule 416(c) under the Sucurities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.



                                                    CALCULATION OF REGISTRATION FEE
===============================================================================================================

Title of each                                        Proposed maximum     Proposed maximum     Amount of
class of securities                Amount to be      offering price       aggregate offering   registration
to be registered:                  registered        per share            price (1)            fee


Common Stock, $ .0001 par value    3,000,000 shares  $0.295               $885,000             $222.00
===============================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants covered by this Plan, as specified by Rule 428(b)(1) (230.428(b)(1).

                                     PART II

               INFORMATION REQUIRED in the REGISTRATION STATEMENT

     Item. 3.  Incorporation of Documents by Reference

               The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

               (a) The Registrant's registration statement on Form 10-SB

               (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced registration statement.


     Item 4.  Description of Securities Not Applicable.

     Item 5.  Interests of Named Experts and Counsel
              Not Applicable.

     Item 6.  Indemnification of Directors and Officers.

              Reference is made to Item 5. Indemnification of Directors and Officers, appearing in Part II of the Registrant's registration statement on Form 10-SB, Article VII of the Registrant's Articles of Incorporation and
Article XI of the Registrant's By-laws.

     Item 7.  Exemption From Registration Claimed.
              Not applicable.

     Item 8.  Exhibits.

              Exhibit Numbers

              4.     2000 Equity Incentive Plan.

              5. Opinion of Nalini Rajender Frush, Esq., Registrant's General Counsel.

              23.1   Consent of Nalini Rajender Frush, Esq., (included in
                     Exhibit 5).

              23.2   Consent of Independent Certified Public Accountants.

     Item 9.  Undertakings.

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective emandment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities and Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission, such indemnification is against public policy as expresses in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate usrisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjuducation of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the
---------------
registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 23, 2001

VERTICA SOFTWARE, INC.

By:   /s/  Hans Nehme
      -------------------------------------
           Hans Nehme, President, CEO, CFO


The Plan. Pursuant to the requirements of the Securities Act of 1933, the
---------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville,State of California, on February 23, 2001

2000 Equity Incentive Plan

By:   /s/ Hans Nehme
     ------------------------------
         Hans Nehme, President, Chairman of the Board, CEO, CFO

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints HANS NEHME, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                        Date
---------                        -----                        ----

/s/ Hans Nehme                  Chairman of the Board,        February 22, 2001
--------------                  President, CEO, CFO
HANS NEHME


/s/ Nalini Rajender Frush       Vice-President,               February 22, 2001
-------------------------       General Counsel,
NALINI RAJENDER FRUSH           Director


/s/ Jack C. Leutwyler          Director                       February 22, 2001
---------------------
JACK C. LEUTWYLER









                                 EXHIBIT INDEX

Exhibit Number
--------------
4                 2000 Equity Incentive Plan

5                 Opinion of Nalini Rajender Frush, Esq., General Counsel

23.1              Consent of Nalini Rajender Frush, Esq., General Counsel

23.2              Consent of Independent Certified Public Accountant.